SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 24, 2003



                                 Doblique, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




        Nevada                       333-83152                   75-2870720
------------------------       ---------------------         -------------------
(State of Incorporation)       (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)



                  801 Brickell, 9th Floor, Miami, Florida 33131
                  ---------------------------------------------
          (Address of Principal Executive Offices, including zip code)



                                 (305) 789-6649
                                 --------------
              (Registrant's Telephone Number, including area code)

Item 1.  Change of Control of Registrant.
         -------------------------------

         On March 24, 2003, Pam Halter ("Halter"), the majority shareholder of Doblique, Inc., a Nevada corporation ("Registrant") sold 2,250,000 shares of common stock of Registrant to Medira Investments, LLC, of Key Biscayne, Florida ("Buyer"), which is a company controlled by Viktoria Benkovitch. Such shares represent 45% of all shares issued and outstanding. The purchase price of the shares was $274,000 in cash, which was determined by the parties based upon arms' length negotiations. Such funds were obtained by the Buyer from a capital contribution from its owner.

         Upon the closing of the sale, Halter appointed Dr. Jack Kachkar, the CEO of the Buyer, to become President and Director of Registrant, and then Halter resigned as President and Director of Registrant. Dr. Kachkar is the spouse of Ms. Benkovitch.

         Buyer and Seller have agreed that Buyer will cause the Registrant to be merged with or acquire an operating company, which may be an affiliate of Buyer, having annual revenue of at least $5 million.

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

         On March 29, 2003, Registrant dismissed Parks, Tschopp, Whitcomb & Orr as its independent auditors (the "Auditor").

         The Auditor's reports for the two most recent fiscal years included and explanatory paragraph concerning the Registrant's ability to continue as a going concern. During the two most recent fiscal years and during the interim period from December 31, 2002 until March 29, 2003, the Registrant has not had any disagreements with the Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on Form 8-K. During such period, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

         Parks, Tschopp, Whitcomb & Orr has furnished to the Registrant a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraph. A copy of such letter, dated April 2, 2003 is filed as Exhibit 2 to this Form 8-K.

         On March 29, 2003, Registrant retained the accounting firm of Berkovits, Lago and Company, LLP, Fort Lauderdale, Florida, as its independent auditors for the fiscal year ending December 31, 2003. The Board of Directors of Registrant approved the selection of Berkovits, Lago and Company, LLP as new independent auditors. Neither management nor anyone on its behalf has consulted with Berkovits, Lago and Company, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant that Berkovits, Lago and Company, LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue during the Registrant's two most recent fiscal years prior to engaging Berkovits, Lago and Company, LLP.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits:

                  10.1     Stock Purchase Agreement dated March 24, 2003
                  16.1     Letter from former auditors

SIGNATURES
----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

April 2, 2003



                                                DOBLIQUE, INC.

                                                By:       /s/ Jack Kachkar
                                                   -----------------------------
                                                       Jack Kachkar President